UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 7, 2003
___________________________________
RJV Network, Incorporated
( Exact name of registrant as specified in its charter)

Nevada	94-3355026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

15147 SE 46th Way
Bellvue, Washington 98006
(Address of principal executive offices)
________________________________________________

Edward Velton
President and Director
15147 SE 46th Way
Bellvue, Washington 98006
(Name and address of agent for service)
(425) 267-1194
(Telephone number, including area code of agent for service)

with a copy to:
Mark L. Baum
The Baum Law Firm
249 South Highway 101, Suite 432
Solana Beach, California 92075
(858) 523-1112

Section 13, subsection (l) of the Securities and Exchange Act of 1934 states: "Each issuer reporting under section 13(a) or 15(d) shall disclose to the public on a rapid and current basis such additional information concerning material changes in the financial condition or operations of the issuer, in plain English, which may include trend and qualitative information and graphic presentations, as the Commission determines, by rule, is necessary or useful for the protection of investors and in the public interest."

With this in mind, RJV Network, Incorporated (hereinafter "RJV") makes the following disclosures:

Item 2. Acquisition of Asset.

On July 5th, 2003, the Registrant entered into an assignment of license agreement (the "Agreement") with BioKinetix Research, Incorporated ("BioKinetix"). The Agreement provided the Registrant with a 100% assignment of all of the rights (the "Rights") that BioKinetix Research, Incorporated possessed relating to two proprietary technologies that are being developed for the creation and commercialization of "superantibodies,'' an enhancement of antibody technology that makes ordinary antibodies much more lethal.

These Rights are the identical properties that were contemplated by the prior merger agreement that was entered into between the Registrant and BioKinetix Research, Incorporated (and which were the subject of the Registrant's prior 14(a) and 14(c) filings with the SEC).  Whereas the prior merger agreement contemplated the merger of the two entities, BioKinetix was able to secure an assent to the assignment of the technologies (that were licensed by BioKinetix from INNEXUS, Incorporated and BioCurex, Incorporated and which are referred to aboe as the "Rights"), and was therefore able to simply assign it's rights to the Rights to the Registrant.  The Registrant is confident that the "effect" of the proposed merger is accomplished through the above mentioned Agreement.

The execution of the Agreement marks a paradigm shift in the nature of the Registrant's business. The Registrant will provide additional disclosures regarding its business in its next quarterly report.

The key terms of the Agreement provided for the assignment of the Rights in consideration of: (1) the cancellation and redemption of 6,375,000 common shares issued by the Registrant to Mr. Edward Velton; (2) the issuance of 16,000,000 common shares to the BioKinetix Research, Incorporated shareholders; (3) the payment of approximately USD $40,000.00 in Registrant obligations to various parties; and (4) the resignation of the existing Registrant board members and the installation of a new board of directors (see Item 6 below).

Item 5. Other Events.

A.  Recission of Prior BioKinetix Research Agreement.  The Registrant's board of directors has rescinded a merger agreement made between it and BioKinetix Research, Incorporated.  The board has decided to effect the proposed transaction through an assignment of license (See Item2 above) of the BioKinetix Research, Incorporated technologies.

B.  Installation of New Board.  Concurrent with the execution of the Agreement, on July 5, 2003, the Registrant's Board of Directors, after having received post-effective resignations from Edward E. Velton, Michael McKinistry and Rune Harkestad, and in reliance on Section 3.11 of the Company's Articles of Incorporation, have nominated and approved of the election and one year installation of Dr. John Todd, Mr. Mike Muzylowski, and Mr. Dick Richards to the Company board of directors. Mrrs. Todd, Muzylowski and Richards shall each serve one year terms.

Item 6. Resignation of Company Director (See Exhibits "99.1 to 99.3")

On July 5, 2003, Mr. Mark L. Baum, the Company's SEC counsel, received post-effective resignation letters from Edward E. Velton, Michael McKinistry and Rune Harkestad.

Dr. John Todd was elected by the Company Board as Chairman and CEO of the Company.

RJV Network, Inc.

July 7, 2003

/s/ Edward Velton	/s/ Dr. John Todd
President and Director	New Chairman and CEO